Exhibit 8.1

Jenkens & Gilchrist	Austin, Texas
a professional corporation	(512) 499-3800

1445 Ross Avenue	Chicago, Illinois
Suite 3700	(312) 425-3900
Dallas, Texas 75202
Houston, Texas
(214) 855-4500	(713) 951-3300
Facsimile (214) 855-4300
Los Angeles, California
www.jenkens.com	(310) 820-8800

Pasadena, California
(626) 578-7400

San Antonio, Texas
(210) 246-5000

Washington, D.C.
(202) 326-1500
August 24, 2005
Board of Directors
Interchange Financial Services Corporation
Park 80 West/Plaza Two
Saddle Brook, New Jersey 97663
Board of Directors
Franklin Bank
277 Franklin Avenue
Nutley, New Jersey 07632

Re:	Federal Income Tax Opinion Issued to Franklin Bank in Connection with Proposed Merger of Franklin Bank with and into Interchange Bank and the Filing of a Registration Statement on Form S-4 with the Securities and Exchange Commission
Dear Ladies and Gentlemen:
     We have acted as special counsel to Interchange Financial Services Corporation, a New Jersey corporation (“Interchange”), in connection with the proposed merger (the “Merger”) of Franklin Bank, a New Jersey state-chartered commercial bank (“Franklin”), with and into Interchange Bank, a New Jersey state-chartered commercial bank and wholly owned subsidiary of Interchange, with Interchange Bank surviving, pursuant to the terms of that certain Agreement and Plan of Reorganization, dated as of June 23, 2005, by and between Franklin, Interchange, and Interchange Bank (the “Merger Agreement”) all as described in the registration statement on Form S-4 filed with the Securities and Exchange Commission (the “Commission”) on August 17, 2005 (as thereafter amended from time to time and together with all exhibits thereto, the “Registration Statement”) issued in connection with the Merger. Except as otherwise indicated, capitalized terms used herein shall have the meanings assigned to them in the Merger Agreement.
     Set forth below are our opinions, together with the representations, assumptions and documents upon which we have relied in rendering our opinions.

Jenkens & Gilchrist
A Professional Corporation
Board of Directors
August 12, 2005

     A.     Documents Reviewed
     In connection with the opinions rendered below, we have reviewed and relied upon the following documents:
             1.     the Registration Statement;
             2.     the Merger Agreement;
             3.     the Certificates of Franklin and Interchange with respect to various factual representations and certifications (collectively, the “Certificates”); and
             4.     such other documents as we have deemed necessary or appropriate for purposes of this opinion.
     B.     Representations
     In connection with the opinions rendered below, we have reviewed and relied upon the factual representations set forth in the Certificates.
     C.     Assumptions
     In connection with the opinions rendered below, we have assumed:
             1.     that all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are accurate, that all information submitted to us is accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us are competent to execute and deliver such documents;
             2.     that the Merger and the other transactions specified in the Merger Agreement will be consummated as contemplated in the Merger Agreement, without waiver of any material provision thereof; and
             3.     the representations contained in the Certificates are true, accurate, and complete in all material respects as of this date and will be true, accurate, and complete as of the time that the Merger becomes effective (the “Effective Time”), in each case without regard to any qualifications as to knowledge, belief or intent.

Jenkens & Gilchrist
A Professional Corporation
Board of Directors
August 12, 2005

     D.     Opinions
     Based solely upon the documents and assumptions set forth above, subject to the limitations set forth in the Merger Agreement, the Registration Statement and below, and conditioned upon the initial and continuing accuracy of the factual representations set forth in the Certificates as of the date hereof and as of the date of the Effective Time of the Merger, it is our opinion that:
             1.     The Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”);
             2.     As a result of the Merger, Franklin, Interchange, and Interchange Bank will each be a party to a reorganization within the meaning of Section 368(b) of the Code; and
             3.     The descriptions of the law and the legal conclusions contained in the Registration Statement under the caption “Material Federal Income Tax Consequences” are correct in all material respects and the discussion thereunder represents an accurate summary of the United States federal income tax consequences of the Merger that are material to the United States stockholders of Franklin and Interchange.
     E.     Limitations
             1.     Except as otherwise indicated, the opinions contained in this letter are based upon the Code and its legislative history, the Treasury regulations promulgated thereunder (the “Regulations”), judicial decisions, and current administrative rulings and practices of the Internal Revenue Service, all as in effect on the date of this letter. These authorities may be amended or revoked at any time. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date thereof and could significantly alter the conclusions reached in this letter. There is no assurance that legislative, judicial, or administrative changes will not occur in the future. We assume no obligation to update or modify this letter to reflect any developments that may occur after the date of this letter.
             2.     The opinions expressed herein represent counsel’s best legal judgment and are not binding upon the Internal Revenue Service or the courts and are dependent upon the accuracy and completeness of the documents we have reviewed under the circumstances, the assumptions made and the factual representations contained in the Certificates. To the extent that any of the factual representations provided to us in the Certificates are with respect to matters set forth in the Code or the Regulations, we have reviewed with the individuals making such factual representations the relevant portions of the Code and the applicable Regulations and are reasonably satisfied that such individuals understand such provisions and are capable of making such factual

Jenkens & Gilchrist
A Professional Corporation
Board of Directors
August 12, 2005

representations. We have made no independent investigation of the assumptions set forth above, the facts contained in the documents or the factual representations set forth in the Certificates, the Registration Statement or the Merger Agreement. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such assumptions, facts or documents in a material way. Any material inaccuracy or incompleteness in these documents, assumptions or factual representations (whether made by either Franklin or Interchange) could adversely affect the opinions stated herein.
             3.     No opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Merger Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement.
             4.     Our opinion is a limited scope opinion that addresses only the issues described in Section D of this letter. Additional issues may exist that affect the federal income tax treatment of the Merger or the parties to the Merger that are not addressed by this limited scope opinion and this opinion cannot be relied on for the purpose of avoiding tax penalties with regards to any such federal income tax issue that is not addressed in Section D of this letter.
             5.     This opinion letter is issued to you solely for the benefit of Franklin and Interchange in connection with the Merger and no other person or entity may rely hereon without our express written consent. This opinion letter may be filed as an exhibit to the Registration Statement. Furthermore, we consent to the reference Jenkens & Gilchrist, a Professional Corporation, under the captions “Material Federal Income Tax Consequences” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, JENKENS & GILCHRIST, a Professional Corporation
By:	/s/ Jeffry M. Blair
Jeffry M. Blair, Authorized Signatory